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                                                                    Exhibit 23.1

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference of our reports on the consolidated financial statements and financial statement schedule of PepsiAmericas, Inc. (formerly known as Pepsi-Cola Puerto Rico Bottling Company) and Subsidiaries as of and for the year ended December 31, 1999, the three month period ended December 31, 1998, and the fiscal year ended September 30, 1998, included in this Form 10-K, into the following registration statements previously filed by PepsiAmericas,
Inc.: Form S-8 (File No. 333-31970); Form S-8 (File No. 333-90855); Form S-3
(File No. 333-90015); Form S-8 (File No. 333-40091); and Form S-3 (File No.
333-40093).

                                            ARTHUR ANDERSEN LLP

Memphis, Tennessee,
March 30, 2000.